EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership	State of Incorporation

First Clover Leaf Bank	100%	Federal
First Clover Leaf Statutory Trust I	100%	Maryland

SUBSIDIARIES OF FIRST CLOVER LEAF BANK

Subsidiary	Ownership	State of Incorporation

Clover Leaf Financial Services	100%	Illinois